U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2010

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Development and License Agreement

On June 25, 2010, we, ADA-ES, Inc. (“ADA”), entered into a Development and License Agreement (the “License Agreement”) with Arch Coal, Inc. (together with its affiliates, “Arch Coal”) pursuant to which ADA has licensed Arch Coal to use, on an exclusive non-transferable basis, certain technology (“Technology”) to enhance coal by the application of additives for coal mined by Arch Coal at mines and sites located in the Powder River Basin in Montana and Wyoming (the “PRB”). We expect that the Technology will reduce certain emissions from the burning of the PRB coal (“Enhanced Coal”), which should help to meet standards that are in the process of being promulgated by the U.S. Environmental Protection Agency.

Pursuant to the License Agreement, we will be providing development services to Arch Coal aimed at applying the Technology to PRB coals mined by Arch Coal. In addition, if we develop improvements to the Technology that is related to the reduction of certain emissions from the burning of PRB-mined coal, that technology will either be included in the Technology at no additional cost, or, under certain circumstances, we will negotiate with Arch Coal to determine if Arch Coal wants to use such additional improvements. We retain all right, title and interest, including all intellectual property rights, in and to any technology we license to Arch Coal.

As consideration for certain development work and the licenses granted pursuant to the License Agreement, Arch Coal paid ADA an initial, non-refundable license fee in cash of $2,000,000 and may be obligated to make royalty payments to us that could amount to as much as $1 per ton of coal sold by Arch Coal, depending upon the successful implementation of the Technology and Arch Coal’s future sales of the resulting Enhanced Coal. Any royalty ultimately payable under the Agreement will first be subject to credit by Arch Coal of an amount equal to the initial license fee, other development and operational costs paid by Arch Coal plus a rate of return on such payments.

The License Agreement contains standard indemnification provisions customary for license agreements, including indemnification by ADA for any losses suffered by Arch Coal as a result of any claims for infringement by the Technology as to intellectual property rights of any third party. Either party may terminate the License Agreement upon written notice to the other party if the other party materially breaches any material term of the License Agreement, generally with a right to cure a breach within 30 days. In addition, in the event ADA materially breaches the provisions of the License Agreement relating to ownership of the Technology and maintaining confidential information, and fails to correct any such breach within 30 days, the licenses granted to Arch Coal become fully paid-up, perpetual and irrevocable, without any further obligation of Arch Coal to pay any ongoing royalty.

Supply Agreement

As a part of entering into the License Agreement we agreed to subsequently enter into a Supply Agreement (the “Supply Agreement”) under which Arch Coal will purchase the additives described in the License Agreement exclusively from ADA, and ADA will supply Arch Coal with such additives as it may require for the License Agreement. Final terms of the Supply Agreement are still to be determined, but we expect that the Supply Agreement will contain standard terms and conditions that are customary for such agreements, including indemnification provisions, which we expect to include a maximum amount ADA would be liable for in connection with any indemnification claims. We expect that the Supply Agreement will continue in effect until the earlier of (a) termination under the License Agreement or (b) termination for default or insolvency of a party.

Related Party Transaction Disclosure

John Eaves is the President and Chief Operating Officer and a director of Arch Coal and also one of the members of our Board of Directors. The initial appointment of Mr. Eaves to our Board was made pursuant to a 2003 Subscription and Investment Agreement with Arch Coal whereby our management agreed to make available one seat on our Board for an Arch Coal designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch Coal continues to hold at least 100,000 shares of our common stock. As previously reported, on March 23, 2010, under a subscription agreement with Arch Coal, we issued and sold to Arch Coal in a private placement an aggregate of 143,885 shares of our common stock at a purchase price of $6.95 per share for aggregate proceeds of $1.0 million. The per-share price was the closing sales price of our common stock as listed on the NASDAQ Capital Market on the day before we entered into the subscription agreement.

Mr. Eaves abstained from voting on the above-described transactions. In addition, as required by our related-party transaction policy, the transactions were approved by our audit committee before being recommended to the Board for approval and were then approved by the disinterested members of the Board.

Forward-Looking Statements Cautionary Language

The foregoing disclosure contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which provide “safe harbors” for such statements in certain circumstances. The forward-looking statements contained in this filing include statements regarding the impact of ADA’s technologies on coal mined by Arch Coal at PRB sites, the ability of Arch Coal to sell Enhanced Coal at prices that will generate royalties to ADA under the License Agreement and the terms of the Supply Agreement. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the inability of Arch Coal and us to finalize and execute the Supply Agreement; changes in laws and regulations, prices, economic conditions and market demand; technical and operational difficulties; impact of competition; and availability of skilled personnel. You are cautioned not to place undue reliance on our forward-looking statements. These forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2010

ADA-ES, Inc.
Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Chief Financial Officer